UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
AMBAC FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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AMBAC FINANCIAL GROUP, INC.
ONE STATE STREET PLAZA
NEW YORK, NEW YORK 10004
April 10, 2014
Dear Stockholders:
It is our pleasure to invite you to attend our 2014 Annual Meeting of Stockholders to be held on May 22, 2014 at 12:00 p.m. (Eastern). The meeting will be held at our executive offices in New York City.
We are taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice Regarding the Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. The Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit your proxy over the internet. If you want more information, please see the General Information section of this Proxy Statement or visit the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet or by phone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Internet Notice you received in the mail.
Thank you for your interest in Ambac.
Sincerely,

Victor Mandel Co-Chairman	Nader Tavakoli Co-Chairman	Diana N. Adams Chief Executive Officer

AMBAC FINANCIAL GROUP, INC.
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	12:00 p.m. (Eastern) on May 22, 2014
Place	Ambac Financial Group, Inc. One State Street Plaza, 16th Floor New York, New York 10004
Items of Business	(1) To elect five members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
(2) To ratify the appointment of KPMG as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
(3) To approve, on an advisory basis, the compensation of our named executive officers.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were an Ambac stockholder as of the close of business on March 26, 2014 (“Record Date”). You will need proof of ownership of our common stock to enter the meeting.
Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials (“Internet Notice”) you received in the mail, the section titled “Information About the Annual Meeting and Voting” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy or voting instruction card.

By order of the Board of Directors,
William J. White Corporate Secretary

This notice of Annual Meeting and Proxy Statement and form of proxy are being distributed and made available on or about April 10, 2014.

2014 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION .……………………………………………………….…....................................1
INCORPORATION BY REFERENCE .……………………………………………………….…....................7
DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE .………………………….8
Emergence from Bankruptcy; Reconstituted Board of Directors .…………………………………8

Compensation Committee Interlocks and Insider Participation .…………………………………14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .……………………………………...…21
EXECUTIVE COMPENSATION .……………………………………………………….........................…..23
Executive Officers .……………………………………………………….…...................................23
2013 Summary Compensation Table .…………………………………………….………….….....24
Outstanding Equity Awards at 2013 Fiscal Year-End …………………………….………….……25
Equity Compensation Plan Information .……………………………………………………….….. 26
Executive Compensation Discussion ……………………………………………………………… 27
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM …………………..............................…30
PROPOSAL NUMBER 1 ……………………………………………………………….............................…33
PROPOSAL NUMBER 2 ……………………………………………………………….............................…34
PROPOSAL NUMBER 3 ……………………………………………………………….............................…35

AMBAC FINANCIAL GROUP, INC.
One State Street Plaza
New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Proxy Materials
Why did I receive these Proxy Materials?
Our Board of Directors has made these materials available to you on the internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Ambac’s 2014 Annual Meeting of Stockholders, which will take place on May 22, 2014 at 12:00 p.m. (Eastern). The meeting will be held at our executive offices at One State Street Plaza, New York, New York 10004. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2013 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Internet Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Internet Notice also instructs you as to how you may submit your proxy on the internet, by phone or by mail. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice.
What is included in the proxy materials?
The proxy materials include:

•	Our Proxy Statement for the 2014 Annual Meeting of Stockholders;

•	Our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

•	The proxy card or a voting instruction card for the Annual Meeting.

How can I access the proxy materials over the internet?
The Internet Notice, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the internet and vote your shares; and

•	Instruct us to send our future proxy materials to you electronically by email.
Our proxy materials are also available at www.proxyvote.com.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact on the environment of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and details regarding the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.
Why did I only receive one set of materials when there is more than one stockholder at my address?
If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report, Proxy Statement (including a proxy card) or Internet Notice. Stockholders who do not receive a separate copy of our Annual Report, Proxy Statement (including a proxy card) or Internet Notice and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report, Proxy Statement (including a proxy card) or Internet Notice via the internet, phone or email, as outlined above. Stockholders who share an address and receive multiple copies of our Annual Report, Proxy Statement (including a proxy card) or Internet Notice may also request to receive a single copy by writing to our Investor Relations Department, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.
Voting Information
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of five directors.

•	The ratification of the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

•	To approve, on an advisory basis, the compensation of our named executive officers.
We will also consider any other business that properly comes before the Annual Meeting.
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

•	“FOR”, the approval, on an advisory basis, of the compensation of our named executive officers.

Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak and William J. White, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
What shares can I vote?
Each share of Ambac common stock issued and outstanding as of the close of business on the Record Date for the 2014 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 45,002,575 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The voting rights of certain substantial holders of common stock are restricted. A holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner. Our certificate of incorporation also restricts the right of certain transferees to vote certain of their shares to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most Ambac stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name.
How can I vote my shares at the Annual Meeting?
Shares held in your name as the stockholder of record or held beneficially in street name may be voted by you in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. You can vote by proxy over the internet or by phone by following the instructions provided in the Internet Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.
Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the Annual Meeting. You may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (and you can send a copy via email to corporatesecretary@ambac.com), prior to your shares being voted, or (iii) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Ambac or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a proxy solicitation.
How many shares must be present or represented to conduct business at the Annual Meeting?
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Ambac’s shares of common stock outstanding as of the Record Date must be present or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.
How are votes cast?
In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.
For the other items of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.
What is the voting requirement to approve each of the proposals?
The directors are elected by a plurality of the shares of common stock present or represented by proxy and entitled to vote on the election of directors. This means that the five individuals nominated for election to the Board who receive the most “FOR” votes among votes properly cast will be elected. Only “FOR” or “WITHHELD” votes are counted in determining whether a plurality has been cast in favor of a director nominee. A “WITHHELD” vote will have the same effect as a vote AGAINST the election of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted. Each holder of our common stock is entitled to one vote for each share held and does not have cumulative voting rights. A holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner. Our certificate of incorporation also restricts the right of certain transferees to vote certain of their shares to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.

The approval of the remaining two proposals described below requires the affirmative “FOR” vote of the holders of a majority of the voting power of Ambac’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class:

(1)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(2)	advisory vote on the compensation of our named executive officers.
If you hold shares beneficially in street name and do not vote your shares as described in this Proxy Statement, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2014. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered voting power present at the meeting and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).
Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors, certain executive compensation matters, or certain corporate governance matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
Who will bear the cost of soliciting votes for the Annual Meeting?
Ambac pays the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you chose to vote by phone, you are responsible for any phone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.
What happens if additional matters are presented at the Annual Meeting?
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak or William J. White, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final voting results in the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com. We will also disclose the final voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Attending the Annual Meeting
How can I attend the Annual Meeting?
Only stockholders, their proxy holders and our guests may attend the Annual Meeting. Space is limited and admission to the meeting will be on a first-come, first-served basis. Verification of ownership will be requested at the admissions desk. If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. When you arrive at the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 26, 2014, the record date for voting. If you want to vote your common stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares. If you wish to obtain directions to attend the meeting in person, you may send an e-mail to: corporatesecretary@ambac.com or call (212) 658-7456.

Do Directors Attend the Annual Meeting?
It is currently expected that all of our directors will attend Ambac’s Annual Meeting of Stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders.
How can I find out if I am a stockholder of record entitled to vote?
For a period of at least ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours at our principal executive offices at One State Street Plaza, New York, New York 10004.
Other Questions related to the Meeting or Ambac
Who will serve as inspector of elections?
The inspectors of election will be representatives from Broadridge Financial Solutions, Inc.
How can I contact Ambac’s transfer agent?
Contact our transfer agent by either writing to Computershare Trust Company, N.A., PO Box 43006, Providence, RI 02940-3006, or 250 Royall Street, Canton, MA 02021, or by telephoning 1-800-662-7232 or via the web at www.computershare.com/investor.
Whom Should I Call If I Have Any Questions?
If you have any questions about the Annual Meeting or voting, please contact William J. White, Corporate Secretary, at (212) 658-7456 or by e-mail at corporatesecretary@ambac.com. If you have any questions about your ownership of Ambac common stock, please contact Abbe Goldstein, Managing Director, Investor Relations, at (212) 208-3222 or by e-mail at agoldstein@ambac.com.
How can a stockholder communicate directly with our Board?
Stockholders and other interested parties may communicate with Ambac’s Board by writing to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 or by sending an e-mail to Ambac’s Corporate Secretary at corporatesecretary@ambac.com. Ambac’s Corporate Secretary will then forward your questions or comments directly to the Board.
Please note that material that is directly or indirectly hostile or threatening, illegal or otherwise unsuitable will not be forwarded. Any communication that is relevant to Ambac’s business and is not forwarded will be retained for one year and will be made available to the independent directors on request. The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with Ambac management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
For Stockholder Proposals that are to be included in our Proxy Statement under Rule 14a-8. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if a stockholder wants Ambac to include a proposal in our proxy statement and form of proxy for presentation at our 2015 Annual Meeting of Stockholders (other than a proposal relating to the nomination of a specific individual for election to our Board of Directors), the proposal must be received by us at our principal executive offices at One State Street Plaza, New York, New York 10004, not later than December 11, 2014. The proposal must be sent to the attention of our Corporate Secretary, and must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).
Other Proposals and Nominations. Our by-laws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our by-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of Ambac Financial Group no later than the close of business on March 23, 2015, and not earlier than February 21, 2015. The notice must set forth and describe the information required by Article II of the by-laws.
These advance notice and information requirements are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above-referenced by-law provisions, subject to applicable rules of the SEC.

INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Ambac under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (“Exchange Act”), the sections of this Proxy Statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Emergence from Bankruptcy; Reconstituted Board of Directors
On November 8, 2010, Ambac filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. On May 1, 2013 (the “Effective Date”), the Second Modified Fifth Amended Plan of Reorganization (the “Reorganization Plan”) became effective and Ambac emerged from bankruptcy.
Pursuant to the Reorganization Plan, on May 1, 2013, Messrs. Michael A. Callen, Paul R. DeRosa, Philip N. Duff, Thomas C. Theobald, Henry D.G. Wallace and David W. Wallis and Mses. Jill M. Considine and Laura S. Unger departed from the Board (“Pre-Emergence Board”). The Reorganization Plan provided for three directors to be appointed by the official committee of unsecured creditors (“Creditors’ Committee”) and one director to be appointed by a group of unaffiliated holders of certain senior debt securities of Ambac (the “Informal Group”) commencing on the Effective Date. Messrs. Victor Mandel and Nader Tavakoli were appointed by the Creditors’ Committee and Mr. Jeffrey S. Stein was appointed by the Informal Group. In addition, Mr. Eugene M. Bullis was appointed to the Board on May 31, 2013 as the last of the three directors nominated by the Creditors’ Committee. Ms. Diana N. Adams, our Chief Executive Officer, continued to serve on the Board after our emergence from bankruptcy pursuant to the Reorganization Plan. Further, in accordance with the Reorganization Plan, on May 1, 2013, our certificate of incorporation and by-laws were amended and restated in their entirety.
On July 12, 2012, we entered into a Consultant Agreement with the Creditors’ Committee and Messrs. Victor Mandel, Jeffrey S. Stein and Nader Tavakoli to promote an efficient transition between the Pre-Emergence Board and the current Board and to effectuate an orderly emergence from Chapter 11 on the Effective Date. Under this agreement, Messrs. Victor Mandel, Jeffrey S. Stein and Nader Tavakoli (i) reviewed and analyzed our business, assets, liabilities, operations, cash flows, properties, financial condition and prospects of our operations and strategic issues, (ii) attended informational sessions with management and members of the Pre-Emergence Board from time to time, (iii) attended meetings with members of the Pre-Emergence Board to discuss business and other company issues, and (iv) advised the Creditors’ Committee on information learned during their observations and interactions with management and the Pre-Emergence Board. As a result, Messrs. Victor Mandel, Jeffrey S. Stein and Nader Tavakoli obtained significant institutional knowledge with respect to Ambac and all aspects of its business.

Board of Directors
The Board oversees the business of Ambac and monitors the performance of management. Addressing issues following Ambac’s emergence from Chapter 11 and the challenges confronting our principal operating subsidiary, Ambac Assurance Corporation, a financial guarantee insurance company (“Ambac Assurance”), requires a high level of focus, time commitment and engagement from the directors. The Board meets approximately five times per year in regularly scheduled meetings, but will meet more often, if necessary. On and following the Effective Date, the Board met 12 times in 2013. Outside of formal meetings, directors frequently engage with management concerning Ambac’s business and strategies.
All of our current directors also serve as directors of Ambac Assurance.

Directors
The names of our directors and their ages, positions, and biographies as of March 26, 2014 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Diana N. Adams	51	Chief Executive Officer and Director
Victor Mandel	49	Co-Chair of the Board of Directors
Nader Tavakoli	56	Co-Chair of the Board of Directors
Eugene M. Bullis	68	Director
Jeffrey S. Stein	44	Director

Diana N. Adams has been a Director, President and Chief Executive Officer of Ambac and Ambac Assurance since July 2011. From August 2010 until June 2011, Ms. Adams served as the Chief Administrative Officer for Ambac, with executive responsibility for Ambac’s human resources, technology and corporate administration departments. In addition, from June 2008 to June 2011, Ms. Adams served as a Senior Managing Director with executive responsibility for Ambac’s International business and for the Structured Finance business which she wound down in 2009 and she was also responsible for overseeing human resources and administration from May 2009 to June 2010. Ms. Adams served as a director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary, from September 2008 to August 2011 and was Chairman of the Board from January 2009 through August 2010. Prior to that, Ms. Adams had been Managing Director of Emerging Markets, Structured Insurance and Student Loans. Ms. Adams joined Ambac in 2000 as the head of Emerging Markets following the winding down of the international joint venture between Ambac and MBIA, where she had worked. From 1993-1999, Ms. Adams worked at JP Morgan first in the Capital Markets division and then in the Structured Products division. From 1990-1993 Ms. Adams worked for Mitsubishi Bank in Leveraged and Acquisition Finance. From 1988-1990 Ms. Adams worked at Merrill Lynch in the Investment Banking division. Ms. Adams holds a B.A. from John Hopkins University, and a Juris Doctor from Harvard Law School.
Eugene M. Bullis has been a Director since May 31, 2013. Since December 2010, Mr. Bullis has served on the Board of Governors of The Doctors Company, an insurance interexchange that is the nation’s largest provider of professional liability insurance for physicians. From 2007 to 2010, Mr. Bullis served as an Executive Vice President and Chief Financial Officer of The Hanover Insurance Group, Inc. (THG). Prior to joining THG, Mr. Bullis served as Executive Vice President and Chief Financial Officer at Conseco, Inc., from 2002 to 2007. Previously, Mr. Bullis served in a number of senior financial officer roles in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner with a concentration in services to insurance company clients. Mr. Bullis holds a B.A. from Colby College.
Victor Mandel has been Co-Chair and a Director since May 1, 2013. Mr. Mandel has over twenty-five years of experience in investments, corporate strategy and corporate governance. Mr. Mandel’s career includes serving as Chief Operating Officer at The Corporate Library (now GMI Ratings) where he designed and developed corporate governance best practices; serving as Chief Financial Officer of Circle.com (NASDAQ:CIRC); and serving as Executive Vice President, Finance and Development, Snyder Communications, Inc. (NYSE:SNC). Mr. Mandel served as Vice President in the Investment Research department at Goldman Sachs & Co. where he spent almost a decade advising institutional investors. Mr. Mandel previously served as a member of the Board of Directors, and on the audit committees, of Comsys IT Partners, Inc. (now a Manpower company, NASDAQ: CITP), Broadpoint Gleacher Securities Group, Inc. (now Gleacher and Co., Inc., NASDAQ: GLCH), and XLHealth Corp (now a United Healthcare company). Mr. Mandel also served on the Board of Directors of the Children's National Medical Center in Washington, DC. Mr. Mandel holds an MBA in Finance from the Wharton School of Business at the University of Pennsylvania and an A.B. in Computer Science from Harvard University, and is a Chartered Financial Analyst (CFA) charter holder.

Jeffrey S. Stein has been a Director since May 1, 2013. Mr. Stein is Co-Founder and Managing Partner of Power Capital Partners LLC, a private equity firm founded in 2011. Mr. Stein is an investment professional with over 20 years of experience in the high yield, distressed debt and special situations asset class who has substantial experience investing in the financial services industry. Previously Mr. Stein was Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations asset management firm. From January 2003 through December 2009 Mr. Stein served as the Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002 Mr. Stein was a Director at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations asset class. From September 1991 to August 1995 Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves as a director on the Boards of Dynegy Inc. (NYSE: DYN) and Granite Ridge Holdings, LLC. Mr. Stein previously served as a director on the Boards of US Power Generating Company and KGen Power Corporation. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.
Nader Tavakoli has been Co-Chair and a Director since May 1, 2013. Mr. Tavakoli is Chairman and Chief Executive Officer of EagleRock Capital Management, a private investment partnership based in New York City. Prior to founding EagleRock in 2002, Mr. Tavakoli managed substantial investment portfolios with Odyssey Partners and Highbridge Capital Management, both New York based private investment partnerships. During his nearly 25 year investment career, Mr. Tavakoli has made investments across numerous industries, including significant investments in financial services companies. Mr. Tavakoli began his professional career as an attorney with the New York City law firm of Milbank, Tweed, Hadley and McCloy, where he primarily represented institutional clients in banking, litigation and corporate restructuring matters. Mr. Tavakoli is a director of Magnachip Semiconductor Corp., a Korean based manufacturer of analogue and mixed signal semiconductors (NYSE: MX). Mr. Tavakoli serves on Magnachip’s audit and compensation committees. Mr. Tavakoli also serves on the board of MF Global Holdings Ltd., formerly engaged in securities brokerage, trading and clearance. In addition, Mr. Tavakoli serves as chairman of the board of Peak Hotels & Resorts Group, a privately held company that owns and manages the Aman Group of Resorts. Until its sale to AT&T in 2013, Mr. Tavakoli was a director of Nextwave Wireless Inc., a provider of broadband spectrum. Mr. Tavakoli is a Governance Leadership Fellow of the National Association of Corporate Directors. Mr. Tavakoli is the immediate past Chair of the Montclair State University Foundation Board and currently chairs that board’s investment committee. Mr. Tavakoli holds a B.A. in History from Montclair State University, where he was selected Valedictorian, and a Juris Doctor from the Rutgers Law School, where he was an editor of the Rutgers Law Review.
Board Leadership Structure
The Board does not have a policy on whether or not the roles of Chief Executive Officer and Board Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee Directors, an employee or an outsider. The Board believes that it should be free to make this choice any way that it deems best for Ambac at any given point in time. While the Board has no fixed policy with respect to combining or separating the offices of Board Chair and Chief Executive Officer, those two positions have been held by separate individuals for the last several years, with the position of Co-Chairs of the Board currently being filled by Victor Mandel and Nader Tavakoli and the position of Chief Executive Officer by Diana N. Adams. The Company believes this is the appropriate leadership structure for it at this time.
A majority of our directors are independent (see “Director Independence” below), and the Board believes that the independent directors provide effective oversight of management.
Board Committees
The current members of each of the committees of the Board, as well as the current Chairman of each of the committees of the Board, are identified in the following paragraphs. Each of the standing committees operates under a written charter adopted by the Board. The Board has adopted a written charter for each of our standing committees which are available in the Corporate Governance section of our Investor Relations website: http://ir.ambac.com. A copy of each charter is also available to stockholders free of charge on request to our Corporate Secretary, at corporatesecretary@ambac.com.
Audit Committee
The Audit Committee is currently comprised of Messrs. Eugene M. Bullis (Chairman), Victor Mandel, Jeffrey S. Stein and Nader Tavakoli. The main function of our Audit Committee is to oversee our accounting and financial reporting processes. The Audit Committee’s responsibilities include:

•	Selecting and approving fees and terms of auditors’ engagement.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Evaluating the experience, performance, qualifications, and independence of our independent auditors.

•	Reviewing the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing the design, operation and effectiveness of our internal controls and our critical accounting policies.

•
Reviewing with management our annual audited financial statements, quarterly financial statements, earnings and any other material press releases related to accounting or financial matters announcements.

•	Review and approve the committee report the SEC requires for inclusion in our annual proxy statement.

•	Reviewing our Regulation FD Policy.

•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
Our Board has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and the Listing Rules of NASDAQ. The Board of Directors has determined that, based on each member’s professional qualifications and experience, each of the members of the Audit Committee qualifies as an audit committee financial expert as defined under the rules of the SEC. Following the Effective Date, the Audit Committee met five times in 2013.
Compensation Committee
The Compensation Committee is currently comprised of Messrs. Eugene M. Bullis, Victor Mandel, Jeffrey S. Stein and Nader Tavakoli (Chairman). The purpose of our Compensation Committee is to assist the Board in overseeing our compensation programs. The Compensation Committee’s responsibilities include:

•	Reviewing the overall compensation principles governing the compensation and benefits of the executive officers and other employees.

•	Evaluating the performance of our Chief Executive Officer.

•	Reviewing the procedures for the evaluation of the non-CEO executive officers.

•	Reviewing and approving the selection of our peer companies to use as a reference in determining competitive compensation packages.

•	Determining all executive officer compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites).

•
Reviewing and approving the terms of any employment agreements and severance arrangements, change-in-control agreements, and any special or supplemental compensation and benefits for the executive officers and individuals who formerly served as executive officers.

•	Acting as the administering committee for our stock and bonus plans and for any equity compensation arrangements that may be adopted by us from time to time.

•	Making and approving grants of options and other awards to directors under Ambac’s compensation plans.

•
Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure, when applicable, and, based on this review and discussion, making a recommendation to include the CD&A disclosure in our annual public filings, when applicable.

•	Preparing the annual Compensation Committee Report for inclusion in our annual public filings.
Each member of our Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each of the directors serving on our Compensation Committee is independent as defined in the Listing Rules of NASDAQ. Following the Effective Date, the Compensation Committee met eight times in 2013.
Governance and Nominating Committee
The Governance and Nominating Committee is currently comprised of Messrs. Victor Mandel (Chairman), Jeffrey S. Stein and Nader Tavakoli. Our Governance and Nominating Committee’s purpose is to assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors consistent with criteria set by our Board of Directors, to oversee the evaluation of the Board of Directors and management, and to develop and update our corporate governance principles. The Governance and Nominating Committee’s responsibilities include:

•
Evaluating the composition, size, organization, and governance of our Board of Directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

•	Periodically reviewing the standards for director independence and provide the Board with an assessment of which directors should be deemed independent.

•	Determining the criteria for Board membership.

•	Evaluating the participation of members of the Board in continuing education.

•	Reviewing and recommending to our Board of Directors the compensation of our non-employee directors and our subsidiaries’ directors.

•	Reviewing plans for the succession of our executive officers.

•	Reviewing and approving related party transactions.

•	Administering a procedure to consider stockholder recommendations for director nominees.

•	Evaluating and recommending candidates for election or re-election to our Board of Directors, including nominees recommended by stockholders.

•	Reviewing periodically Ambac’s Code of Business Conduct and compliance therewith.
Each member of the Committee is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Governance and Nominating Committee is independent as defined in the Listing Rules of NASDAQ. Following the Effective Date, the Governance and Nominating Committee met six times in 2013.
Strategy and Risk Policy Committee
The Strategy and Risk Policy Committee is currently comprised of Messrs. Victor Mandel, Jeffrey S. Stein (Chairman) and Nader Tavakoli. The charter for the Strategy and Risk Policy Committee was adopted in May 2013. The Strategy and Risk Policy Committee’s responsibilities include:

•	Overseeing Ambac’s risk management framework, including significant policies and practices for managing risk exposure.

•	Reviewing with management Ambac’s loss mitigation and remediation strategies and processes.

•	Consulting with the Audit Committee on key guidelines and policies for risk assessment and risk management.

•	Oversight of capital structure, financing and treasury matters.

•	Reviewing, evaluating and recommending to the Board the proposed terms of certain financing activities that require Board approval.

•	Reviewing Ambac’s short-term and long-term financial and investment guidelines, plans and strategies.

•
Reviewing and making recommendations to the Board regarding strategic plans and initiatives, including potential material investments in joint ventures, mergers, acquisitions, and other business combinations.

Following the Effective Date, the Strategy and Risk Policy Committee met two times in 2013.
Board’s Role in Risk Oversight
Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management's strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management's performance against the strategy.
Our management team is responsible for managing the risks to which Ambac is exposed and reports on such matters to the applicable Board committees.
The Audit Committee oversees the management of risk associated with the integrity of our financial statements and our compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures. The Audit Committee reviews with management, internal auditors, and external auditors the accounting policies, the system of internal controls over financial reporting and the quality and appropriateness of disclosure and content in the financial statements and other external financial communications.
The Compensation Committee oversees the management of risk primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, compensation structures that might lead to undue risk taking, and disclosure of our executive compensation philosophies, strategies and activities.
The Governance and Nominating Committee oversees the management of risk primarily associated with our ability to attract, motivate and retain quality directors, our corporate governance programs and practices and our compliance therewith. Additionally, the Governance and Nominating Committee evaluates the performance of the Board, its committees and management annually and considers risk management effectiveness as part of their evaluation. The Governance and Nominating Committee also performs oversight of the business ethics and compliance program, and reviews compliance with our Code of Business Conduct.
The Strategy and Risk Policy Committee oversees the management of risk primarily with respect to strategic plans and initiatives, oversight of our capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of our financial and commercial-related risks.
The full Board also receives quarterly updates from Board committees, and the Board provides guidance to individual committee activities as appropriate.
Director Independence
The Governance and Nominating Committee annually reviews the relationships that each director has with Ambac. In conducting this review, the Committee considers all relevant facts and circumstances, including any consulting, legal, accounting, charitable and familial relationships and such other criteria as the Governance and Nominating Committee may determine from time to time. Following such annual review, the Committee reports its conclusions to the full Board, and only those directors whom the Board affirmatively determines to have no material relationship with Ambac and otherwise satisfy the criteria for director independence established by the committee are considered independent directors.
Based on the review and recommendation of the Governance and Nominating Committee, the Board has determined that none of Messrs. Bullis, Mandel, Stein or Tavakoli has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each of them is an independent director as defined in the Listing Rules of NASDAQ. In determining the independence of our directors, the Board of Directors has adopted the independence standards specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ.
Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee has been an officer or employee of Ambac. None of our executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Compensation Committee.
Consideration of Director Nominees
Stockholder Recommendations and Nominees
The Governance and Nominating Committee considers properly submitted recommendations for candidates to the Board of Directors from stockholders. In evaluating such recommendations, the Governance and Nominating Committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board of Directors and to address the membership criteria set forth under “Director Selection Process and Qualifications” below. Any stockholder recommendations for consideration by the Governance and Nominating Committee should be sent in accordance with the provisions of our by-laws, as described under “Other Questions related to the Meeting or Ambac—What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” above. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations should be sent to the Board of Directors, together with the information required by Article II of our by-laws, c/o: Ambac Financial Group, Inc., Attn: Corporate Secretary, One State Street Plaza, New York, New York 10004.

Director Selection Process and Qualifications
Our Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with our Corporate Governance Guidelines regarding the selection of director nominees. Pursuant to these guidelines, the Governance and Nominating Committee screens candidates and evaluates the qualifications of the persons nominated by or recommended by our stockholders. The Governance and Nominating Committee recommends director nominees who are ultimately approved by the full Board of Directors.
The Governance and Nominating Committee reviews the composition of the Board as a whole, as well as the committees, and assesses the appropriate knowledge, experience, skills, expertise and diversity in the context of the current make-up of the Board at that point in time. It also reviews the Board to ensure that it contains at least the minimum number of independent directors required by applicable law and stock exchange listing requirements. The Governance and Nominating Committee monitors the composition of the Board to determine if it meets the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors. The Committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. Other nominees that may be proposed by current directors, members of management or by stockholders are also considered. The Committee may, at Ambac’s expense, engage search firms, consultants and other advisors to identify, screen and/or evaluate candidates. When considering a potential non-incumbent candidate, the Governance and Nominating Committee will factor into its determination the following qualities, among others: character, judgment, business experience, diversity and acumen, all to be considered in the context of an assessment of the perceived needs of the Board at that point in time. Candidates also are evaluated in light of other factors, such as those relating to service on other boards.
As noted, our current independent directors, Eugene M. Bullis, Victor Mandel, Jeffrey S. Stein and Nader Tavakoli, were appointed to the Board in May 2013 pursuant to the terms of the Reorganization Plan and subsequently elected by the stockholders at the 2013 Annual Meeting. The Governance and Nominating Committee and the Board of Directors believe that the attributes required to serve as a director of Ambac, along with the leadership skills and other experiences of our Board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our goals and strategies and monitor their execution.
Diana N. Adams. Ms. Adams’ leadership and financial acumen, as well as her experience with Ambac, including as President and Chief Executive Officer and her earlier responsibilities for Ambac’s human resources, technology and corporate administration departments, international business and structured finance, have provided her with a deep understanding of Ambac’s businesses and global operations, as well Ambac’s strategic direction and leadership selection.
Eugene M. Bullis. Mr. Bullis has considerable insurance industry experience, both at the executive and board levels. In particular, his background in audit, and his familiarity with compliance, finance and regulatory requirements in the insurance industry, are very valuable to the Board in its oversight of our financial reporting, regulatory, and credit and risk management policies and procedures. Such experience also makes Mr. Bullis well qualified to chair the Audit Committee.

Victor Mandel. With over 25 years of corporate strategy and corporate governance experience and significant board experience, Mr. Mandel brings to the Board a deep understanding of the corporate governance, finance and risk management obligations essential to a public company, as well as significant Board leadership expertise. This background makes Mr. Mandel well qualified to chair our Governance and Nominating Committee and to serve as Co-Chairman of our Board.
Jeffrey S. Stein. Mr. Stein is an investment professional with over 20 years of experience in institutional asset management and investment research who has substantial experience investing in the financial services industry. In addition Mr. Stein has significant experience as a corporate director and in his capacity as such has focused on capital allocation, capital structure optimization, asset acquisitions and dispositions, corporate strategy and risk management. As a result Mr. Stein has a wealth of knowledge with respect to the financial, institutional and risk management issues currently facing Ambac. Mr. Stein currently serves on the finance and commercial oversight, compensation and human resources, and corporate governance and nominating committees of the Dynegy Inc. Board (company emerged from bankruptcy in 2012). His breadth of experience makes Mr. Stein well qualified to chair the Strategy and Risk Policy Committee.
Nader Tavakoli. Mr. Tavakoli has managed substantial investment portfolios and worked in the finance industry for over 30 years. During his investment career, Mr. Tavakoli has gained significant experience dealing with the business and strategies of financial services companies. As a former attorney who represented institutional clients in banking, litigation and corporate restructuring matters, Mr. Tavakoli has substantial insight into the issues affecting Ambac. His experience as a member of other public company boards, particularly as a member of other audit and compensation committees, make Mr. Tavakoli well suited to chair our Compensation Committee and to act as Co-Chairman of our Board.
Executive Sessions
Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting and at other times as appropriate. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors.
Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors and its committees need not obtain management’s consent to retain outside advisors.
Board Effectiveness
Our Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.
Code of Business Conduct
Ambac has a Code of Business Conduct which reflects the Board's commitment to maintaining strong standards of integrity for handling business situations appropriately and effectively. The Code of Business Conduct can be found in the Corporate Governance section of Ambac’s Investor Relations website at http://ir.ambac.com/governance.cfm. Ambac will disclose on its website any amendment to, or waiver from, a provision of its Code of Business Conduct that applies to its Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) or Chief Accounting Officer (“CAO”). Ambac’s Corporate Governance Guidelines and the charters for the Audit Committee, Governance and Nominating Committee, Strategy and Risk Policy Committee and Compensation Committee are also available in the Corporate Governance section of Ambac’s Investor Relations website at http://ir.ambac.com/governance.cfm.
Board Compensation Arrangements for Non-Employee Directors
Ambac's director compensation program is designed to enable continued attraction and retention of highly qualified non-employee directors by ensuring that director compensation is reflective of the time, effort, expertise, and accountability required of board membership. Following our emergence from Chapter 11, the Governance and Nominating Committee determined that certain changes to Ambac's non-employee director compensation program were appropriate. The Governance and Nominating Committee believes that annual compensation for non-employee directors should generally consist of both a cash component, designed to compensate members for their service on the Board of Directors and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board, as well as compensate members for their service. Our annual compensation arrangement for non-employee directors consists of (i) an annual cash retainer of $200,000 and, (ii) a grant of $250,000 of stock-based compensation (comprised of a combination of restricted stock units, stock options, or other stock based awards as permitted under Ambac’s 2013 Incentive Compensation Plan). Additionally, a non-employee director acting as Chairman or a Co-Chairman of the Board or any committee is eligible for a Chairman's fee of up to $25,000 per director. There are no additional fees for attending meetings. In addition, each independent member of the Board receives an initial one-time grant of $250,000 of restricted stock units upon joining the Board. We also reimburse our directors for reasonable out-of-pocket expenses in connection with their Board service, including attendance at Board of Directors and committee meetings. The restricted stock units and stock options that were granted to our independent directors on December 20, 2013 will vest on April 30, 2014. Beginning in 2014, we expect to make annual grants of restricted stock units and stock options to our non-employee directors on the last business day in April of each year and vest on the one year anniversary of the grant date. Restricted stock units granted on December 20, 2013 that have vested will not settle and convert into shares of common stock until the director resigns from, or otherwise ceases to be a member of the Board of Directors of, Ambac. Each non-employee director is required to acquire and hold shares of our common stock equal to the lesser of $800,000 in value or 40,000 shares within five years of becoming a director. This requirement may be satisfied by restricted stock unit holdings and other share acquisitions. The Governance and Nominating Committee will review the compensation programs for non-employee directors on an annual basis to assess if amounts are appropriate in light of directors' time commitments and contributions.

Compensation for Non-Employee Directors 2013
The following table summarizes compensation paid to non-employee directors during 2013 following our emergence from Chapter 11 on May 1, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Eugene M. Bullis	$225,000	$375,033	$125,003	-	$725,036
Victor Mandel	$225,000	$375,033	$125,003	-	$725,036
Jeffrey S. Stein	$225,000	$375,033	$125,003	-	$725,036
Nader Tavakoli	$225,000	$375,033	$125,003	-	$725,036

1.
The value of the restricted stock units (“RSUs”) reported in the table above is based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 17 of Notes to the Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for a discussion of the assumptions used in the valuation of the RSUs. The total number of RSUs held by each of the non-employee directors as of December 31, 2013 was as follows: Mr. Bullis, 18,179; Mr. Mandel, 18,179; Mr. Stein, 18,179; and Mr. Tavakoli, 18,179.

2.
The value of the stock options reported in the table above is based on the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. See Note 17 of Notes to the Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for a discussion of the assumptions used in the valuation of the stock options. The total number of stock options held by each of the non-employee directors as of December 31, 2013 was as follows: Mr. Bullis, 16,667; Mr. Mandel, 16,667; Mr. Stein, 16,667; and Mr. Tavakoli, 16,667.

3.
Prior to their formal appointment to the Board of Directors on May 1, 2013, Messrs. Mandel, Stein and Tavakoli were each paid $30,000 by Ambac in 2013 pursuant to a consulting agreement dated as of July 12, 2012 among each of them, Ambac and the Official Committee of Unsecured Creditors of Ambac.

Pre-Emergence Board
Board and Committee Meetings
During the first four months of 2013, the Pre-Emergence Board held three meetings. Each director attended at least 75% of all Board and applicable committee meetings.
The Audit and Risk Assessment Committee of the Pre-Emergence Board met twice during the first four months of 2013 and the Compensation Committee of the Pre-Emergence Board met once. The Governance Committee of the Pre-Emergence Board did not meet in 2013.
Non-employee director compensation prior to emergence from bankruptcy
Our standard compensation arrangement for non-employee directors prior to our emergence from bankruptcy consisted of an (i) an annual cash retainer of $90,000 for regular service and an annual fee of $150,000 for service as Chairman of the Board; (ii) a fee of $2,500 for each meeting of the Ambac or Ambac Assurance Board that a director attended; (iii) a fee of $1,500 for each meeting of a committee of the Ambac or Ambac Assurance Board that a director attended; and (iv) a fee of $2,500 for any special meeting or annual meeting of stockholders that a director attended. We paid an additional annual fee of $10,000 to the non-employee director who chaired either the Governance Committee or the Compensation Committee, an annual fee of $20,000 to the non-employee director who chaired the Audit and Risk Assessment Committee and an annual fee of $25,000 to the non-employee director who acted as presiding director. We reimbursed our directors for reasonable out-of-pocket expenses in connection with their Board service including attendance at Board of Directors and committee meetings.
Compensation Paid to Pre-Emergence Non-Employee Directors for 2013
The following table summarizes compensation paid to Pre-Emergence non-employee directors during the first four months 2013. All equity based compensation that was granted prior to the Effective Date was cancelled pursuant to the terms of the Reorganization Plan upon Ambac’s emergence from bankruptcy.

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($) (2)	Total ($)
Michael Callen	$87,500	$10,971	$98,471
Jill M. Considine	$37,000	-	$37,000
Paul R. DeRosa	$37,000	-	$37,000
Philip N. Duff	$46,167	$10,971	$57,138
Thomas C. Theobald	$45,333	$781	$46,114
Laura S. Unger	$45,333	$10,971	$56,304
Henry D.G. Wallace	$50,333	-	$50,333
David W. Wallis	$32,500	$10,971	$43,471

(1)
This column reflects the pro-rated annual retainer fee of $30,000 received by each of our Pre-Emergence non-employee directors for the first four months of 2013. In addition, Ambac paid a fee of (i) $1,500 for attendance at each committee meeting and $2,500 for attendance at each Ambac or Ambac Assurance Board of Directors meeting; and, (ii) $6,667 for chairing the Audit and Risk Assessment Committee, $3,333 for chairing either the Governance Committee or the Compensation Committee and $8,333 for acting as presiding director, in each case, for the first four months of 2013. Thus, in addition to the pro-rated annual retainer fee described above, each Pre-Emergence non-employee director also received the following:

•
Michael A. Callen earned a fee of $50,000 for his role as Non-Executive Chairman of Ambac and Ambac Assurance. Mr. Callen also earned a total fee of $7,500 for his attendance at Board meetings held between January 1, 2013 and May 1, 2013.

•	Jill Considine earned $7,000 for her attendance at committee and Board meetings held between January 1, 2013 and May 1, 2013.

•	Paul DeRosa earned $7,000 for his attendance at committee and Board meetings held between January 1, 2013 and May 1, 2013.

•
Philip Duff earned a fee of $6,667 for his role as Chairman of the Audit and Risk Assessment Committee. Mr. Duff also earned $9,500 for his attendance at committee and Board meetings held between January 1, 2013 and May 1, 2013.

•
Thomas Theobald earned $3,333 for his role as Chairman of the Compensation Committee. Mr. Theobald also earned $12,000 for his attendance at committee and Board meetings held between January 1, 2013 and May 1, 2013.

•
Laura Unger earned $3,333 for her role as Chairman of the Governance Committee. Ms. Unger also received $12,000 for her attendance at committee and Board meetings held between January 1, 2013 and May 1, 2013.

•
Henry D. G. Wallace earned a fee of $8,333 for his role as Presiding Director. Mr. Wallace also received $12,000 for his attendance at committee and Board meetings held between January 1, 2013 and May 1, 2013.

•	David W. Wallis earned a fee of $2,500 for his attendance at Ambac’s Board meetings held between January 1, 2013 and May 1, 2013.

(2)
The amounts shown include premiums that Ambac has paid in connection with the medical insurance that it provides to the following directors: Mr. Callen: $10,971, Mr. Duff: $10,971, Mr. Theobald: $781, Ms. Unger $10,971 and Mr. Wallis: $10,971.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 26, 2014, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than 5% of our common stock.

•	Each of our directors and nominees for the Board of Directors.

•	Each of our named executive officers (see the section titled “Executive Compensation”).

•	All of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
On the Effective Date following our emergence from Chapter 11, all outstanding shares of common stock and securities convertible into our common stock were cancelled, including all of our securities held by our directors and executive officers at such time.
The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Amount and Nature of Shares Beneficially Owned
Name	Number (1)	Percent of Class (2)

Executive Officers and Directors
Diana N. Adams	16,564	*
Robert B. Eisman	4,740	*
David Trick	11,850	*
Eugene M. Bullis	34,846	*
Victor Mandel	34,846	*
Jeffrey S. Stein	34,846	*
Nader Tavakoli	34,846	*
All executive officers and directors as a group (12 persons)	179,649	*

* Beneficial ownership representing less than 1% is denoted with an asterisk (*).

1.
For each of the named executive officers, their share ownership in this column includes restricted stock units (“RSUs”), which vested on December 20, 2013, but shall not settle and convert into shares of common stock until the earlier of (a) the named executive officer’s termination of employment with the Company (other than with respect to a termination for “cause”) or (b) December 20, 2015, as follows: Ms. Adams, 16,564 RSUs; Mr. Eisman, 4,740 RSUs; and Mr. Trick, 11,850 RSUs. For each of Messrs. Bullis, Mandel, Stein, and Tavakoli (the “Independent Directors”), their share ownership in this column includes RSUs and stock options, which will vest on April 30, 2014. The RSUs granted to each of the Independent Directors shall not settle and convert into shares of common stock until such director resigns from, or otherwise ceases to be a member of, the Board of Directors of the Company. Each RSU represents a contingent right to receive one share of the Company’s common stock. RSUs granted to our named executive officers, and RSUs and stock options granted to the Independent Directors, that vest more than

60 days after the record date for voting at the Annual Meeting have not been included in the table above in accordance with SEC rules.

2.
Applicable percentage ownership is based on 45,002,575 shares of common stock outstanding at March 26, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 26, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each holder of common stock is entitled to one vote per share of common stock on all matters submitted to our stockholders for a vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and greater-than-ten percent stockholders (collectively, our “insiders”) file reports with the SEC on their initial beneficial ownership of Ambac common stock and any subsequent changes. Our insiders must also provide us with copies of the reports. We reviewed copies of all reports furnished to us and obtained written representations from our insiders that all transactions have been reported to us. Based on this, we believe that all of our insiders complied with their filing requirements for 2013.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions Policy and Procedure
Our Related Party Transactions Policy provides that we will only enter into or ratify a related party transaction when our Board of Directors, acting through the Governance and Nominating Committee, determines that the related party transaction is in the best interests of Ambac and our stockholders.
For the purposes of this policy,

•	a “related party” means:

•	a member of the Board of Directors (or a nominee to the Board of Directors);

•	an executive officer;

•	any person who is known by Ambac to be the beneficial owner of more than 5% of our common stock; or

•	any person known by Ambac to be an immediate family member of any of the persons listed above; and

•
a “related transaction” means a transaction (and/or amendment thereto) with a related party occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving Ambac where the amount exceeds $120,000 and in which any related party had or will have a direct or indirect interest.

Each of our directors and executive officers are required to bring potential related party transactions to the attention of Ambac and are periodically required to confirm and provide details of such transactions. Our legal staff, in consultation with management and with outside counsel, as appropriate, determines whether any transaction or relationship brought to Ambac’s attention does, in fact, constitute a related party transaction requiring compliance with the Policy.

If our legal department determines that a transaction is a related party transaction, the Governance and Nominating Committee must review the transaction and either approve or disapprove it. A related party transaction entered into without pre-approval of the Committee will not be deemed to violate the Related Party Transactions Policy, or be invalid or unenforceable, so long as the transaction is brought to the Governance and Nominating Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy. In determining whether to approve or ratify a transaction with a related party, the Governance and Nominating Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	whether the terms of the related party transaction are fair to Ambac and on the same basis as would apply if the transaction did not involve a related party;
•    whether there are business reasons for Ambac to enter into the related party transaction;
•    whether the related party transaction would impair the independence of an outside director; and

•
whether the related party transaction would present an improper conflict of interests for any director or executive officer of Ambac, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

Any member of the Governance and Nominating Committee who is a related party with respect to a transaction under review may not vote on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the Committee's discussions of the related party transaction.
No related party transactions were identified in 2013.

EXECUTIVE COMPENSATION
Executive Officers
The names of our executive officers and their ages, positions, and biographies as of March 26, 2014 are set forth below. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Diana N. Adams	51	Chief Executive Officer and Director
David Barranco	43	Senior Managing Director
Iain H. Bruce	54	Senior Managing Director
Robert B. Eisman	46	Chief Accounting Officer
Stephen M. Ksenak	48	Senior Managing Director and General Counsel
Cathleen J. Matanle	61	Senior Managing Director
Michael Reilly	57	Senior Managing Director
David Trick	42	Chief Financial Officer

Diana N. Adams. See biography under “Board of Directors — Directors” above.
David Barranco has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Mr. Barranco has the executive responsibility of managing the Risk Restructuring Group, and held similar responsibilities from January 2010 to February 2012 as Managing Director. Mr. Barranco also has responsibility for evaluating new business initiatives. Since September 2011, Mr. Barranco has served as a Director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary. Mr. Barranco joined Ambac in 1999.
Iain H. Bruce has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Mr. Bruce has the executive responsibility of managing the RMBS Portfolio Risk Management Group. From July 2009 to July 2012, Mr. Bruce was a Managing Director holding similar responsibilities. Mr. Bruce joined Ambac in 1994.
Robert B. Eisman has served as the Chief Accounting Officer and a Senior Managing Director of Ambac and Ambac Assurance since January 2010. Mr. Eisman has executive responsibility for managing Ambac’s financial reporting in compliance with SEC and other legal and regulatory requirements and establishing Ambac’s GAAP and statutory accounting policies. Since August 2010, Mr. Eisman has served as a Director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary. Mr. Eisman joined Ambac in 1995 from KPMG LLP where he was a Manager, responsible for providing audit services, primarily to its insurance clients.
Stephen M. Ksenak has served as Senior Managing Director and General Counsel of Ambac and Ambac Assurance since July 2011. Mr. Ksenak has executive responsibility for managing Ambac’s legal affairs. From January 2010 to July 2011, Mr. Ksenak served as Managing Director and Assistant General Counsel of Ambac and Ambac Assurance. From January 2005 to January 2010, Mr. Ksenak served as First Vice President and Assistant General Counsel of Ambac and Ambac Assurance. Prior to joining Ambac as Vice President and Assistant General Counsel in 2002, Mr. Ksenak practiced at the law firm of King & Spalding.
Cathleen J. Matanle has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Ms. Matanle has executive responsibility for managing Ambac’s Risk Portfolio and Surveillance Management. From January 2003 to January 2012 she was Managing Director with the responsibility of managing Surveillance Management. Ms. Matanle joined Ambac in 2001.
Michael Reilly has served as Senior Managing Director of Ambac and Ambac Assurance since February 2012. Mr. Reilly has executive responsibility for managing Ambac’s Administrative Office. From October 2009 to January 2012, he was Managing Director with the responsibility for managing the General Technology and Datacenter Operations. Mr. Reilly joined Ambac in 2009.
David Trick has served as Chief Financial Officer and a Senior Managing Director of Ambac and Ambac Assurance since January 2010. Mr. Trick has executive responsibility for managing Ambac’s financial affairs, as well as and including financial reporting, investment management, asset liability management, financial planning, tax strategy, capital resources, operations, capital markets, liquidity, and investor relations. In addition, since May 2006, he has served as Treasurer of Ambac and Ambac Assurance. Mr. Trick joined Ambac in 2005 from The Bank of New York Mellon, where he was a senior banker responsible for delivering strategic solutions to insurance industry clients, including those in the financial guarantee industry, with regards to a broad range of treasury, credit, and capital markets products.
2013 Summary Compensation Table
The table below summarizes the total compensation paid or earned for the fiscal year ended December 31, 2013, as compared against that paid or earned for 2012, by each of the below named executive officers (“NEOs”) of the Company comprised of the principal executive officer and the two most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Diana N. Adams, President and Chief Executive Officer	2013	800,000	475,000	700,000	10,200	1,985,200
	2012	750,000	550,000	0	10,000	1,310,000
David Trick Senior Managing Director, Chief Financial Officer and Treasurer	2013	625,000	360,000	500,000	10,200	1,495,200
	2012	600,000	425,000	0	10,000	1,035,000
Robert B. Eisman Senior Managing Director and Chief Accounting Officer	2013	500,000	215,000	200,000	10,200	925,200
	2012	500,000	250,000	0	10,000	760,000

(1)
The value of restricted stock unit awards is based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation see footnote 17 to Ambac’s consolidated financial statements for the year-ended December 31, 2013.

(2)	“All Other Compensation” represents contributions by Ambac to the Ambac Assurance Savings Incentive Plan.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table provides information about the number and value of RSUs granted under Ambac’s 2013 Incentive Compensation Plan and held by our NEOs as of December 31, 2013. The market value of the RSUs was calculated based on the closing price of Ambac’s common stock on the NASDAQ Stock Market on December 31, 2013 ($24.56).

Named Executive Officer	Number of Restricted Stock Units That Have Not Vested (1)	Market Value of Restricted Stock Units That Have Not Vested
Diana N. Adams	16,966	$416,685
David Trick	12,119	$297,643
Robert B. Eisman	4,848	$119,067

(1)
The RSU awards were granted to our named executive officers on December 20, 2013 under the 2013 Incentive Compensation Plan. Each of the RSU agreements provide that the RSUs shall vest in two installments, 50% on the grant date and 50% on the first anniversary of the grant date (each a “Vesting Date”). RSUs that have become vested shall settle and convert into shares of the Company’s common stock on the earlier of (a) the grantee’s termination of employment with the Company (other than with respect to a termination for “cause”) or (b) the second anniversary of the applicable Vesting Date. Notwithstanding the foregoing, a number of vested RSUs sufficient to satisfy any tax withholding obligations imposed upon the Company may be converted into shares of common stock and withheld by the Company to satisfy such tax withholding obligations.

Equity Compensation Plan Information
The following table provides information as of December 31, 2013 regarding securities issued under our 2013 Incentive Compensation Plan.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	2013 Incentive Compensation Plan(1)	220,854(2)	$20.63(3)	3,779,146
Equity compensation plans not approved by security holders	None	---	---	---

Total		220,854(2)	$20.63(3)	3,779,146

(1)
Our 2013 Incentive Compensation Plan was approved by the stockholders of Ambac on December 18, 2013. The total number of shares of Ambac common stock available for issuance under the 2013 Incentive Compensation Plan is 4,000,000.

(2)
Represents outstanding restricted stock unit awards and stock options, as of December 31, 2013. As of that date, the only grants made under the 2013 Incentive Compensation Plan were in the form of restricted stock unit awards and stock options. See Note 17 to Ambac’s consolidated financial statements in our 2013 Annual Report on Form 10-K for a description of the grants made under the 2013 Incentive Compensation Plan.

(3)
Each restricted stock unit and each stock option awarded under our 2013 Incentive Compensation Plan was granted at no cost to the persons receiving them. Restricted stock units represent the contingent right to receive the equivalent number of shares of Ambac common stock. Stock options represent the right to acquire an equivalent number of shares of Ambac common stock at a specified exercise price.

Executive Compensation Discussion
The following discussion should be read together with the compensation tables and disclosures for our Named Executive Officers included under "Executive Compensation.” The compensation for our NEOs for 2013 and the related discussion reflects the compensation philosophy since Ambac’s emergence from bankruptcy.
In connection with our emergence from bankruptcy, a new Board was appointed and Messrs. Bullis, Mandel, Stein and Tavakoli were named as the Compensation Committee members, replacing all of the Board members who served on our Compensation Committee prior to our emergence from bankruptcy. This new Committee has been responsible for oversight of our executive compensation programs since May 1, 2013.
Employment Agreement with the CEO
On April 8, 2014 (the “Effective Date”), Ambac and its principal subsidiary, Ambac Assurance, entered into an Employment Agreement (the “Agreement”) with Diana Adams, the chief executive officer of both companies. The Agreement has an initial term of one (1) year and will automatically renew for successive one (1) year terms unless either party notifies the other that it does not wish to renew the Agreement at least 90 days before the end of the then-current term (the initial one year period of employment under the Agreement and any successor period is known as the “Employment Period”).

Under the Agreement, Ms. Adams is entitled to an annual base salary of no less than $800,000 and is eligible for an annual bonus opportunity. The amount of any annual bonus paid to Ms. Adams during the term of the Agreement shall be determined in the discretion of the Compensation Committees of the Board of Directors of Ambac and Ambac Assurance, acting jointly (together, the “Joint Compensation Committee”), and shall be based on the overall performance and business prospects of Ambac and/or one or more of its affiliates, the performance of Ms. Adams and such other factors as determined by the Joint Compensation Committee. In addition, Ms. Adams will be eligible to participate in Ambac’s 2013 incentive compensation plan, or any successor or additional plan, subject to the terms of such plan.

If Ms. Adams's employment is terminated due to death or disability, or her employment is terminated by Ambac for “cause” (as defined in the Agreement), or if she resigns without “good reason” (as defined in the Agreement), or her employment is terminated due to the non-renewal of the Agreement by Ms. Adams, she would receive her base salary and any accrued benefits through the date of termination; provided however, that if Ms. Adams’ terminates her employment without “good reason” during the initial Employment Period but after six months from the Effective Date she would also receive a lump sum “partial severance payment” in an amount equal to one year’s base salary, and she and her eligible dependents would continue to participate in the Company’s basic medical and life insurance programs for twelve months (subject to earlier discontinuation in certain circumstances).

If Ms. Adams's employment is terminated by Ambac other than for “cause” or if she resigns for “good reason,” or her employment is terminated due to the non-renewal of the Agreement by Ambac, Ms. Adams would be entitled to receive (i) her base salary and any accrued benefits through the date of termination, (ii) a lump sum equal to the sum of (a) one year’s base salary and (b) the amount of the last annual bonus paid to Ms. Adams by Ambac, and (iii) a prorated annual bonus for the year of termination. She and her eligible dependents would also continue to participate in the Company’s basic medical and life insurance programs for twelve months (subject to earlier discontinuation in certain circumstances). If Ms. Adams's employment is terminated by the Company other than for “cause” or if she resigns for “good reason,” in either case within twelve (12) months following a Change in Control (as defined in the Agreement), she would be entitled to receive the same compensation described above in this paragraph; provided, that the amount of the payment referenced in (ii) above shall be multiplied by two.

Payments made to Ms. Adams in connection with her termination of employment are subject to her delivery to Ambac of a general release of claims. Under the Agreement, for twelve months following Ms. Adams’s termination of employment, Ms. Adams will be subject to certain non-competition, non-solicitation and cooperation covenants. She will also be subject to non-disclosure and non-disparagement covenants.

The preceding summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to Ambac Financial Group’s Current Report on Form 8-K filed on April 9, 2014, as though it was fully set forth herein.

Compensation Philosophy
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Following our emergence from bankruptcy, the newly formed Compensation Committee began to evaluate the appropriate compensation system for Ambac executives, including our named executive officers. Beginning in 2014, we plan to implement a management compensation program that seeks to strike an appropriate balance between short term compensation and longer-term incentives aimed at fostering retention and aligning management's interests with those of our stakeholders. Ambac’s primary goal is to maximize stockholder value through executing the following key strategies: (i) increasing the value of its investment in Ambac Assurance by actively managing its assets and liabilities with a focus on maximizing investment portfolio risk-adjusted returns and mitigating or remediating losses on poorly performing transactions through pursuing recoveries in litigation and the exercise of contractual and legal rights, executing policy commutations, repurchasing liabilities at a discount, restructuring transactions, working with third parties to improve transaction performance and other means; and (ii) pursuing new financial services businesses. These new businesses may include acquisitions that leverage our core competencies in credit risk and asset liability management, primarily in the sectors where we have expertise such as public finance, mortgages, student loans and structured finance. These new businesses may include advisory, asset servicing, asset management and/or insurance. Our revised compensation approach will endeavor to reward execution and value creation relating to the implementation of these strategies, as well as the performance of our share price. The Compensation Committee anticipates that our compensation approach will reflect leading practices, including appropriate deferrals and vesting schedules.

Design of Our Compensation Program in 2013
Compensation for each of our named executive officers and other senior professionals in 2013 was viewed on a total compensation basis and then subdivided into two primary categories—base salary and incentive compensation. Incentive compensation for our named executive officers in 2013 was primarily addressed through annual cash bonuses. Decisions with regard to incentive compensation are made annually and are based on corporate and individual performance in the prior fiscal year. The Compensation Committee determines and approves the total compensation package to be paid to our Chief Executive Officer, Ms. Adams. Ms. Adams, in turn, makes recommendations to the Committee as to the total compensation package to be paid to the other named executive officers, which are then subject to the review and approval of the Compensation Committee. Before any annual compensation decisions are made, the Compensation Committee reviews a comprehensive list of all elements of each named executive officer’s compensation.
Base Salary. Base salaries are intended to reflect the experience, skill and knowledge of our named executive officers and other senior professionals in their particular roles and responsibilities. Base salaries for our named executive officers and any subsequent adjustments thereto are reviewed and approved by the Compensation Committee annually, based on a review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position.
Incentive Compensation. Incentive compensation is a key component of our executive compensation strategy. Incentive compensation payouts vary from year to year and are generally based on Ambac’s overall performance in the immediately preceding fiscal year, as well as each individual’s contribution to the

Company’s performance. In addition, careful attention is paid to competitive compensation practices in the financial services industry.
Each year a determination is made as to the total amount of incentive compensation to be paid to our named executive officers and other senior professionals based on Company and individual performance in the prior fiscal year.
For 2013, cash bonuses were determined based on the Board’s assessment of each named executive officer’s performance and the achievement of corporate goals as follows: Ms. Adams received a cash bonus of $475,000; Mr. Trick, $360,000; and Mr. Eisman, $215,000.
Equity-based compensation in 2013 was awarded in the form of restricted stock units, or RSUs, granted under the 2013 Incentive Compensation Plan. An RSU is a contractual right to receive a fixed number of shares of our common stock upon the vesting and settlement of the RSU. The RSUs granted to our named executive officers in 2013 vest in two installments, 50% on the grant date and 50% on the first anniversary of the grant date (each a “Vesting Date”). RSUs that have become vested shall settle and convert into shares of Ambac’s common stock on the earlier of (a) the grantee’s termination of employment with Ambac (other than with respect to a termination for “cause”) or (b) the second anniversary of the applicable Vesting Date. The purpose of the RSU awards is to align the long-term interests of our named executive officers with those of our shareholders. Each individual who receives an RSU becomes, economically, a long-term shareholder of Ambac, with the same interests as our other shareholders. This economic interest results because the amount a recipient ultimately realizes from an RSU depends on the value of the common stock when actual shares are delivered upon settlement. RSU awards also serve as an important retention mechanism for Ambac by putting a significant portion of each recipient’s compensation at risk of forfeiture if he or she leaves Ambac prior to the vesting date.
RSU awards were granted in December of 2013 to align the long-term interests of our named executive officers with those of our shareholders. Any future awards will be granted at the discretion of the Compensation Committee. The number of RSUs granted in December 2013 was determined by dividing the aggregate dollar value of the RSUs to be granted as an equity based award by the closing price-per-share of the common stock on the NASDAQ Stock Market on the grant date, December 20, 2013 ($20.63). The value of the RSU awards issued by Ambac to our named executive officers was as follows: $700,000 of RSUs to Ms. Adams, $500,000 of RSUs to Mr. Trick, and $200,000 of RSUs to Mr. Eisman.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on Ambac, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services
Audit and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Ambac’s annual financial statements for the eight month period ended December 31, 2013 (Successor Company), four month period ended April 30, 2013 (Predecessor Company) and the year ended December 31, 2012 (Predecessor Company), and fees billed for other services rendered by KPMG LLP during those periods. All of the fees for calendar years 2013 and 2012 presented below were approved by either the Audit & Risk Assessment Committee of the Pre-Emergence Board or the current Audit Committee.

Audit Related Expenses	2013	2012
Audit Fees (1)	$2,679,252	$2,449,498
Audit Related Fees (2)	77,447	209,849
Tax Fees (3)	59,530	324,037
All Other Fees (4)	—	—
Total	$2,816,229	$2,983,384

(1)
Audit fees consisted of audit work performed in connection with the annual and quarterly financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and comfort letters and attest services.

(2)
Audit related fees are for services traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, agreed upon procedures and certain consultation regarding financial accounting and/or reporting standards. In 2013 and 2012, these fees consisted principally of audits of employee benefit plans and certain accounting consultations.

(3)	Tax fees consist principally of tax compliance services and tax advice to Ambac and its UK insurance subsidiary.

(4)	Other fees are those associated with services not captured in the other categories. Ambac generally does not request such services from the independent auditor.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
Prior to engagement of the independent auditor for the next year’s audit, management and/or the independent auditors will submit a summary of services expected to be rendered during that year for each of the categories of services to the Audit Committee for approval.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, any services provided by the independent auditor will be pre-approved by the Audit Committee or, between meetings of the Audit Committee, by its Chairman pursuant to authority delegated by the Audit Committee. The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit Committee, and he has undertaken to confer with the Audit Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for the independent auditor in excess of $100,000.
* * * * *
THE AUDIT COMMITTEE REPORT

The Audit Committee of Ambac is responsible for providing independent, objective oversight of Ambac’s accounting functions, internal controls and risk management. The Audit Committee selects the independent auditors. As of the date of this report, the Audit Committee is currently composed of four directors, each of whom is independent within the meaning of the rules of the SEC and the Listing Rules of NASDAQ. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, Ambac has identified all four members of the Audit Committee as “audit committee financial experts:” Messrs. Bullis, Mandel, Stein, and Tavakoli.
The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available at Ambac’s website: http://ir.ambac.com/governance.cfm. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant Audit Committee policy requirements of the SEC and the NASDAQ Stock Exchange.
Management is responsible for the preparation, presentation and integrity of Ambac’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls (including internal control over financial reporting) and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Ambac’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Ambac in conformity with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. However, none of the members of the Audit Committee is professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, upon the information provided to it and on the representations made by management and the independent auditors.
In 2013, the Audit Committee held five meetings since Ambac’s emergence from bankruptcy on May 1, 2013. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and Ambac’s independent auditors, KPMG LLP, an independent registered public accounting firm. The Audit Committee discussed with Ambac’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of Ambac’s internal controls.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the eight month period ended December 31, 2013, and the four month period ended April 30, 2013 with management, the internal auditors and KPMG LLP. The Audit Committee also discussed with management and KPMG LLP the process used to support certifications by Ambac’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Ambac’s periodic filings with the SEC.
The Audit Committee also discussed with KPMG LLP matters required to be discussed with audit committees under auditing standards, including, among other things, matters related to the conduct of the audit of Ambac’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees).
KPMG LLP also provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with them their independence from Ambac. When determining KPMG LLP’s independence, the Committee considered whether their provision of services to Ambac beyond those rendered in connection with their audit of Ambac’s consolidated financial statements and reviews of Ambac’s consolidated financial statements included in its Quarterly Reports on Form 10-Q was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP. The Audit Committee concluded that KPMG LLP, an independent registered public accounting firm, is independent from Ambac and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that Ambac’s audited financial statements for the eight month period ended December 31, 2013
(Successor Company), four month period ended April 30, 2013 (Predecessor Company) be included in Ambac’s Annual Report on SEC Form 10-K for the year ended December 31, 2013. The Audit Committee also selected KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2014.
The Audit Committee
Eugene M. Bullis, Chairman
Victor Mandel
Jeffrey S. Stein
Nader Tavakoli
February 27, 2014

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Nominees
The Governance and Nominating Committee recommended, and the Board of Directors nominated:

•	Diana N. Adams

•	Eugene M. Bullis

•	Victor Mandel

•	Jeffrey S. Stein

•	Nader Tavakoli
as nominees for election as members of our Board of Directors at the Annual Meeting. At the Annual Meeting, five directors will be elected to the Board of Directors.
Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of Ambac. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.
The sections titled “Directors” and “Director Selection Process and Qualifications” on pages 9-10 and
15-16 of this Proxy Statement contain more information about the leadership skills and other experiences that caused the Governance and Nominating Committee and the Board of Directors to determine that these nominees should serve as directors of Ambac.
Required Vote
The five nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.
Ambac Recommendation
Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above mentioned nominees.
* * * * *

PROPOSAL NUMBER 2
Ratification Of Appointment Of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014. During the fiscal year ended December 31, 2013, KPMG LLP served as our independent registered public accounting firm and also provided certain tax related and consulting services. See “Independent Registered Public Accounting Firm” on pages 30-31 of this Proxy Statement. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ambac and our stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative “FOR” vote of the holders of a majority of the voting power of Ambac’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG LLP.
Ambac Recommendation
Our Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
* * * * *

PROPOSAL NUMBER 3
APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K, which is the SEC's rule setting forth executive compensation disclosure requirements.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. See "Executive Compensation—Current Compensation Philosophy” for additional information.
We believe that our executive compensation programs will be structured in the best manner possible to support our Company and our business objectives. We are asking our stockholders to indicate their support for our named executive officer compensation as described under “Executive Compensation”. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting of Stockholders:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will review the voting results carefully.
The Board of Directors recommends a vote FOR the approval of executive compensation.

VOTE BY INTERNET www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until11:59 P.M. Eastern Time, on May 21, 2014, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Ambac Financial Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-m ail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 21, 2014, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.            :

The Board of Directors recommends you vote FOR the following: 1. Election of Director Nominees:	For All __ /__ /	Withhold All __ /__ /	For All Except __ /__ /	To withhold authority to vote for an individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _______________________
01 Diana N. Adams	02 Eugene M. Bullis	03 Victor Mandel	04 Jeffrey S. Stein	05 Nader Tavakoli

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of KPMG as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2014.	__ /__ /	__ /__ /	__ /__ /
3. To approve, on an advisory basis, the compensation for our named executive officers.	__ /__ /	__ /__ /	__ /__ /
NOTE: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

	Yes	No
Please indicate if you plan to attend this meeting.	__ /__ /	__ /__ /
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (please sign within Box)	Date	Signature (please sign within Box)	Date

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE BRING:

(1) Valid photo identification, such as a driver’s license or passport; and (2) Stockholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date of March 26, 2014, such as their most recent account statement reflecting their stock ownership prior to March 26, 2014, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

AMBAC FINANCIAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 22, 2014

The stockholder(s) hereby appoint(s) each of Stephen M. Ksenak and William J. White, as proxies and hereby authorize(s) either of them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock AMBAC FINANCIAL GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting 12:00 PM, Eastern Time on May 22, 2014, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 22, 2014

AMBAC FINANCIAL GROUP, INC.	Meeting Information Meeting Type: Annual Meeting For holders as of: March 26, 2014 Date: May 22, 2014 Time: 12:00 PM EST Location: Ambac Executive Offices One State Street Plaza New York, NY 10004
AMBAC FINANCIAL GROUP, INC. ONE STATE STREET PLAZA NEW YORK, NY 10004
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

---Before You Vote---
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report 2. Notice & Proxy Statement

How to View Online:                                                     ___________
Have the information that is printed in the box marked by the arrow --> /XXXX XXXX XXXX/ (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
                                 1) BY INTERNET: www.proxyvote.com
                                 2) BY TELEPHONE: 1-800-579-1639
                                 3) BY E-MAIL*: sendmaterial@proxyvote.com
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 by the arrow --> /XXXX XXXX XXXX/ (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2014 to facilitate timely delivery.

--How To Vote--
Please Choose One of the Following Voting Methods

Vote In Person:  Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow -->/XXXX XXXX XXXX/ available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote
FOR the following:

1. Election of Directors
Nominees
01 Diana N. Adams 02 Eugene M. Bullis 03 Victor Mandel 04 Jeffrey S. Stein 05 Nader Tavakoli

The Board of Directors recommends you vote FOR proposals 2 and 3.

2 To ratify the appointment of KPMG as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2014.

3 To approve, on an advisory basis, the compensation for our named executive officers.

NOTE: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.